Exhibit 99.1

THIRD COAST BANCSHARES, INC. C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Third Coast Bancshares, Inc. Special Meeting of Shareholders For Shareholders of record as of December 18, 2025 Friday, January 23, 2026 10:00 AM, Central Time 20202 Highway 59 North, Suite 190, Humble, Texas 77338 Internet: www.proxydocs.com/TCBX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-377-1856 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Central Time, January 22, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bart O. Caraway and Troy A. Glander (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authority to vote all the shares of common stock, par value $1.00 per share, of Third Coast Bancshares, Inc. (“Third Coast”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of Third Coast to be held on January 23, 2026 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting and revoking any proxy heretofore given. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the Special Meeting and any adjournment or postponement thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors. This card also constitutes confidential voting instructions for participants in the Third Coast Bank 401(k) and Employee Stock Ownership Plan (“ESOP”). If you are an ESOP participant, then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Special Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the ESOP trustee for the shares allocated to your ESOP account. Shares in the ESOP for which voting instructions are not received by 5:00 p.m., Central Time, on January 17, 2026, or if no choice is specified, will be voted by the ESOP trustee as directed by the ESOP administrator. The ESOP trustee will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

THIRD COAST BANCSHARES, INC. Third Coast Bancshares, Inc. Special Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS 1. To approve the issuance of shares of common stock, par value $1.00 per share, of Third Coast (“Third Coast common stock”) in connection with the merger of Arch Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Third Coast, with and into Keystone Bancshares, Inc., a Texas corporation (“Keystone”), with Keystone surviving as a wholly owned subsidiary of Third Coast (including for purposes of complying with NYSE Listing Rule 312.03, which requires approval of the issuance of shares of Third Coast common stock in an amount that exceeds 20% of the currently outstanding shares of Third Coast common stock) (the “Third Coast Share Issuance Proposal”); and 2. To adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Third Coast Share Issuance Proposal. FOR FOR Check here if you plan to attend the Special Meeting. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date